Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Fidelity National Information Services, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

August 23, 2013
Jacksonville, Florida
Certified Public Accountants